Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80871) of Proliance International, Inc. of our report dated June 19, 2009 relating to the financial statements of the Proliance International, Inc. 401(k) Savings Plan, appearing in this Form 11-K for the year ended December 31, 2008.
/s/ Fiondella, Milone & LaSaracina, LLP
Glastonbury, CT
June 19, 2009